EXHIBIT 16.1


                              JACK F. BURKE, JR.
                         CERTIFIED PUBLIC ACCOUNTANT
2010 OAK GROVE ROAD                                                 MEMBER
BLDG. 3, SUITE 3                                         MISSISSIPPI SOCIETY OF
P. O. BOX 15728                                     CERTIFIED PUBLIC ACCOUNTANTS
HATTIESBURG, MS  39404-5728
                                                           AMERICAN INSTITUTE OF
TELEPHONE 601-264-1988                              CERTIFIED PUBLIC ACCOUNTANTS
FAX 601-264-1801
                                                          DIVISION FOR CPA FIRMS
                                                            SEC PRACTICE SECTION

                                                                   TAX DIVISION




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

     I have read and agree with the comments in Item 14 of Form 10 for Generex Biotechnology Corporation (formerly known as Green MT P.S. Inc.) dated December 14, 1998.


/s/ Jack F. Burke, Jr.
----------------------
Jack F. Burke, Jr.
Hattiesburg, Mississippi
February 17, 1999